Exhibit 5.1

BOSTON     CONNECTICUT     FLORIDA     NEW JERSEY     NEW YORK     WASHINGTON, DC

March 16, 2021

Eastman Kodak Company

343 State Street

Rochester, New York 14650

Re:	Eastman Kodak Company Registration Statement on Form S-3

We have acted as counsel to Eastman Kodak Company, a New Jersey corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the Company’s (i) shares of common stock, par value of $0.01 per share, to be offered and sold by the Company (the “Common Stock”), (ii) shares of preferred stock, no par value per share (the “Preferred Stock”), and (iii) the other securities referenced in the Registration Statement. The Common Stock and the Preferred Stock may be offered and sold by the Company from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Act for an aggregate offering price for the Common Stock, the Preferred Stock and the other securities to be offered and sold by the Company not to exceed $500,000,000. The Common Stock and the Preferred Stock are sometimes referred to herein as the “Securities” and each, a “Security.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

In connection with this opinion letter, we have examined, and relied without investigation as to matters of fact upon, originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto, the Second Amended Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), and the Fourth Amended and Restated By-Laws of the Company, each as currently in effect, relevant resolutions of the Board of Directors of the Company or committees thereof and such corporate

Eastman Kodak Company

March 16, 2021

records, documents, agreements, instruments and certificates, statements and results of inquiries of public officials of the State of New Jersey and of officers of the Company as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In all such examinations, we have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such documents that were not submitted to us as originals. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures.

The opinions expressed herein are limited in all respects to the New Jersey Business Corporation Act, as in effect on the date hereof, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, assuming that the total issued shares of Common Stock will not exceed the number of authorized shares in the Certificate of Incorporation, upon due issuance and delivery of such Common Stock and payment therefor in the manner contemplated by the Registration Statement and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation, an appropriate Certificate of Amendment to the Certificate of Incorporation, certificate of designation, or other applicable document authorizing and establishing the terms of such series of Preferred Stock has been duly authorized and adopted and filed with the Department of the Treasury of the State of New Jersey, and an issuance of Preferred Stock of such series has been duly authorized by all necessary corporate action of the Company, assuming that the total issued shares of Preferred Stock will not exceed the number of authorized shares of Preferred Stock in the Certificate of Incorporation and the total issued shares of Preferred Stock of such series will not exceed the number of authorized shares of Preferred Stock of such series in the Certificate of Incorporation, as amended by any such Certificate of Amendment, certificate of designation or other such document, upon due issuance and delivery of such shares of Preferred Stock and payment therefor in the manner contemplated by the Registration Statement and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

Eastman Kodak Company

March 16, 2021

In connection with the opinions expressed above, we have assumed that, at the time of the delivery of any such Security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated, suspended or rescinded; (ii) there shall not have occurred any change in law affecting the validity or enforceability of such Security; and (iii) the Company shall remain in good standing under the laws of the State of New Jersey. We have also assumed that the issuance by the Company of any Security whose terms are established subsequent to the date hereof (a) requires no action by or in respect of, or filing with, any governmental body, agency or official, other than the filing of an appropriate Certificate of Amendment to the Certificate of Incorporation, certificate of designation, or other applicable document authorizing and establishing the terms of a series of Preferred Stock and (b) does not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

The Company has informed us that it intends to issue the Common Stock and the Preferred Stock from time to time on a delayed or continuous basis, and this opinion is limited to laws, rules and regulations in effect on the date hereof. We understand that, prior to issuing any Security after the date hereof, the Company will provide us with an opportunity to review the operative documents pursuant to which such Security is to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate.

This opinion letter is to be used only in connection with the Registration Statement and the issuance and sale of the Common Stock and the Preferred Stock by the Company as described herein and may not be used, quoted or relied upon for any other purpose without our prior written consent.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ DAY PITNEY LLP

SWG